Exhibit 4.1
HINES REAL ESTATE INVESTMENT TRUST, INC.
ARTICLES OF DISSOLUTION
Hines Real Estate Investment Trust, Inc., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The name of the Corporation is as set forth above, and the address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

SECOND: The name and address of the resident agent of the Corporation in the State of Maryland, who shall serve for one year after dissolution and thereafter until the affairs of the Corporation are wound up, are: The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

THIRD: The name and address of each director of the Corporation are as follows:

Name	Address
Jeffrey C. Hines	c/o Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

Charles M. Baughn	c/o Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

Lee A. Lahourcade	c/o Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

Stanley D. Levy	c/o Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

Paul B. Murphy Jr.	c/o Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

FOURTH: The name, title and address of each officer of the Corporation are as follows:

Name	Title	Address
Sherri W. Schugart	President and Chief Executive Officer	c/o Hines Real Estate Investment Trust, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

Ryan T. Sims	Chief Financial Officer and Secretary	c/o Hines Real Estate Investment Trust, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

Kevin L. McMeans	Asset Management Officer	c/o Hines Real Estate Investment Trust, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

J. Shea Morgenroth	Chief Accounting Officer and Treasurer	c/o Hines Real Estate Investment Trust, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

Jason P. Maxwell	Assistant Secretary	c/o Hines Real Estate Investment Trust, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

FIFTH: The dissolution of the Corporation has been approved in the manner and by the vote required by law and the charter of the Corporation, as follows:

a)    The Board of Directors of the Corporation, at a duly held meeting, adopted a resolution declaring that the dissolution of the Corporation was advisable and directing that the proposed dissolution be submitted for consideration by the stockholders of the Corporation.
b)    The stockholders of the Corporation, at a duly held meeting, approved the dissolution of the Corporation as so proposed by the Board of Directors of the Corporation.
SIXTH: The Corporation has no known creditors.
SEVENTH: The Corporation is hereby dissolved.
EIGHTH: The undersigned acknowledges these Articles of Dissolution to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Dissolution to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Chief Accounting Officer and Treasurer on this 7th day of March, 2017.

ATTEST:		HINES REAL ESTATE INVESTMENT TRUST, INC.

/s/ J. Shea Morgenroth	By:	/s/ Sherri W. Schugart
Name: J. Shea Morgenroth		Name: Sherri W. Schugart
Title: Chief Accounting Officer and Treasurer		Title: President and Chief Executive Officer

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